Exhibit 99.1

Tempest Reports Year End 2025 Financial Results and

Provides Business Update

Completed strategic acquisition of dual-targeting CAR-T assets from Factor Bioscience Inc.

Named Matt Angel, Ph.D., Chief Executive Officer & President

Announced positive interim data from the ongoing REDEEM-1 Phase 1/2a trial of TPST-2003 in patients with relapsed/refractory multiple myeloma (rrMM)

Brisbane, CA, March 30, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing a pipeline of advanced CAR-T cell therapy product candidates to treat cancer, today reported financial results for the year ended December 31, 2025, and provided a corporate update.

“2025 was a transformative year for Tempest as we strengthened our pipeline with the strategic acquisition of a portfolio of next-generation CAR-T assets,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “The portfolio is already proving potentially fruitful as we reported encouraging early clinical data from our lead CAR-T program, TPST-2003, which is being tested in a Phase 1/2a trial in patients with relapsed or refractory multiple myeloma. The data, which suggests a favorable safety and efficacy profile for TPST-2003, reinforced our belief that this therapy has the potential to differentiate itself from currently approved CAR-T treatments and provide a meaningful option for patients who continue to face limited durable treatment options. We look forward to the potential initiation of a U.S. registrational study of TPST-2003 in patients with rrMM later this year, while we continue our strategy of leveraging partner-funded and externally supported development where possible to advance our pipeline.”

2025 & Recent Accomplishments

•
TPST-2003
•
Announced positive interim results from the ongoing REDEEM-1 Phase 1/2a trial of TPST-2003 in patients with rrMM, which is being sponsored and conducted by Tempest’s partner, Novatim Immune Therapeutics:

▪
100% complete response (CR) rate among all six efficacy evaluable patients as of the January 31, 2026 data cutoff
▪
Favorable safety profile with no Grade >3 cytokine release syndrome (“CRS”) or immune effector cell-associated neurotoxicity syndrome (“ICANS”) appears to be emerging as a potentially differentiating attribute in its class
▪
Prior investigator-initiated trial (“IIT”) reached median progression free survival (PFS) of 23.1 months, including in patients with extramedullary disease
▪
36 patients with rrMM treated to date across two studies
•
Corporate:
•
Announced closing of strategic acquisition of new dual-targeting CAR-T assets from Factor Bioscience Inc. and its affiliates
▪
All-stock transaction brought Tempest a portfolio of next-generation CAR-T assets, including TPST-2003, a clinical-stage dual-targeting CD-19/BCMA CAR-T with strategic partner-funded biologics license application (BLA) filing in China planned for 2027
•
In November 2025, announced up to $8.35 million registered direct offering (an “RDO” and, such offering, the “November Offering”) of common stock and concurrent private placement of warrants priced at-the-market under Nasdaq
•
In March 2026, announced up to $6 million private placement (the “2026 Offering”) of common stock and warrants, with $2 million upfront and up to $4 million of potential aggregate gross proceeds upon the exercise in full of warrants
•
Amezalpat (TPST-1120) (clinical PPARα antagonist):
•
Received clearance to proceed with pivotal trial of amezalpat combination therapy for first-line hepatocellular carcinoma (“HCC”) in China

•
Granted orphan drug designation from the European Medicines Agency for amezalpat for the treatment of patients with HCC

•
Reported new data at the 2025 American Association for Cancer Research (AACR) Annual Meeting supporting the immune component of amezalpat’s dual mechanism of action and reinforcing its potential as a novel cancer treatment

•
Granted both Orphan Drug and Fast Track designations by the U.S. Food and Drug Administration (“FDA”) for amezalpat for the treatment of patients with HCC

•
TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist)
•
Granted Orphan Drug designation by the FDA to treat patients with Familial Adenomatous Polyposis (“FAP”)
•
Received a “Study May Proceed” letter from the FDA to evaluate TPST-1495 in a Phase 2 Trial for the treatment of FAP

Potential Future Milestones

•
TPST-2003
•
Present results from the ongoing Phase 1/2a REDEEM-1 study, as well as updated data from the Phase 1/2 IIT, in 2026
•
Submit a U.S. IND application and, subject to clearance, initiate a Phase 2b U.S. registrational study of TPST-2003 in patients with rrMM in 2026

•
TPST-1495
•
Initiate a Phase 2 study of TPST-1495 in FAP, with first patient enrollment expected in 2026. The study is expected to be funded by the National Cancer Institute and conducted through the Cancer Prevention Clinical Trials Network, enabling advancement without internal capital deployment.

Financial Results

Year End 2025

•
Tempest ended the year with $7.7 million in cash and cash equivalents, compared to $30.3 million on December 31, 2024. The decrease was primarily due to cash used in operating activities, offset by net proceeds from the issuance of common stock of $4.1 million from the RDO in June, $3.8 million from the November Offering and $2.8 million from Tempest’s at-the-market offering program.
•
Net loss and net loss per share for the year were $26.3 million and $6.33, respectively, compared to $41.8 million and $19.50, respectively, for the same period in 2024.
•
Research and development expenses for the year were $12.6 million compared to $28.5 million for the same period in 2024. The $15.9 million decrease was primarily due to a decrease in costs incurred as a result of re-prioritizing efforts towards exploring strategic alternatives.

•
General and administrative expenses for the year were $14.0 million compared to $13.6 million for the same period in 2024. The $0.4 million increase was primarily due to one-time separation costs for employees terminated during the period.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company developing a pipeline of CAR-T cell therapy and small molecule product candidates to treat cancer. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at https://www.tempesttx.com

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: Tempest Therapeutics’ plan to present data from clinical trials, including the REDEEM-1 trial; the design, initiation, progress, timing, scope and results of clinical trials, including the anticipated initiation of U.S. registrational trial for TPST-2003 in 2026 and patient enrollment for the Phase 2 study of TPST-1495 in 2026; the planned advancement of a diversified next-generation CAR-T pipeline; anticipated therapeutic benefit and regulatory development of Tempest Therapeutics’ product candidates, including TPST-2003, Amezalpat and TPST-1495; the use of proceeds from each of the November 2025 Offering and 2026 Offering, and the potential aggregate proceeds therefrom; and Tempest Therapeutics’ ability to achieve its operational plans. Any forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest Therapeutics’ need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 5, 2025, and the “Risk Factors” section under Proposal 5 contained in Tempest’s definitive proxy statement on Schedule 14A, filed with the SEC on December 31, 2025, and in other documents filed by Tempest Therapeutics from time to time with the SEC. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$7,707	$30,268
Prepaid expenses and other current assets	562	1,206
Total current assets	8,269	31,474

Property and equipment, net	605	886
Operating lease right-of-use assets	7,540	8,643
Other noncurrent assets	517	485

Total assets	$16,931	$41,488

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,038	$2,450
Accrued expenses and other	937	2,726
Current loan payable, net	-	6,354
Current operating lease liabilities	1,192	869
Accrued compensation	147	1,762
Interest payable	-	59
Total current liabilities	3,314	14,220

Operating lease liabilities	6,949	8,142
Total liabilities	10,263	22,362

Stockholders' equity
Common stock	5	3
Additional paid-in capital	240,031	226,229
Accumulated deficit	(233,368)	(207,106)
Total stockholders' equity	6,668	19,126
Total liabilities and stockholders' equity	$16,931	$41,488

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Year ended	Year ended
	December 31, 2025	December 31, 2024
Expenses:
Research and development	$12,606	$28,476
General and administrative	13,969	13,550

Operating loss	(26,575)	(42,026)

Other income (expense), net:
Interest expense	(207)	(1,316)
Interest and other income, net	520	1,499

Net loss	$(26,262)	$(41,843)
Net loss per share	$(6.33)	$(19.50)

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com